Exhibit 99.1

LNB Bancorp, Inc. Reports Fourth Quarter and Full Year 2011 Results

  Fourth quarter 2011 net income was $1.49 million, up $1.43 million from the fourth quarter year-ago.
  Pre-tax pre-provision earnings were $4.6 million, up 21.9 percent from the 2010 fourth quarter.
  Efficiency ratio improved to 66.6% from 70.2% during 2011.
  Nonperforming assets declined by 19.4 percent during 2011.

LORAIN, Ohio--(BUSINESS WIRE)--January 26, 2012--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2011. For the fourth quarter of 2011, net income was $1.49 million compared to $61,000 for the fourth quarter of 2010. Net income available to common shareholders was $1.17 million, or $0.15 per common share, compared to a loss of $(258,000), or $(0.03) per common share, for the prior-year fourth quarter.

“We are pleased to report another year of improved operating performance,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “Our revenue is stable and well-diversified, while operating expenses have continued to decline. The fourth quarter results, in particular, reflect the significant progress we’ve made in nearly every expense category, reducing expenses over $1 million compared to the year-ago fourth quarter.

“Loans grew nearly four percent during 2011 in a market where growth remains a challenge. We have continued our solid performance in commercial lending; recently, Crain’s Cleveland Business cited Lorain National Bank as one of Northeast Ohio’s Top Ten Small Business (SBA) lenders. On the consumer side, our auto loan portfolio grew by $30 million during 2011, both through local markets as well as accessing higher growth markets in other parts of the country. We believe our multi-state expansion of indirect auto lending should enable us to sustain our revenue growth.”

Net income for the year ended December 31, 2011 was $5.0 million compared with net income of $5.37 million for 2010. Net income for 2010 included a one-time gain of $2.2 million related to the extinguishment of debt which increased 2010 after-tax income by $1.46 million, or $0.19 per share. Excluding this gain, net income for 2010 was $3.91 million. Net income available to common shareholders totaled $3.73 million or $0.47 per common share for 2011, compared to $4.09 million, or $0.55 per common share, for 2010.

Fourth Quarter Review

LNB reported pre-provision core earnings* for the 2011 fourth quarter of $4.63 million, up $830,000 or 21.9 percent from the $3.80 million reported for the year-ago fourth quarter. Improved expense control was the primary driver; in particular, credit administration and OREO expense declined $500,000 year over year.

Fourth quarter 2011 net interest income (fully-tax equivalent or “FTE”) totaled $9.88 million, substantially unchanged from the prior-year fourth quarter. The Company’s net interest margin (FTE) for the fourth quarter of 2011 was 3.62 percent, a decline of 12 basis points from the 3.74 percent reported for the third quarter of 2011, but higher by three basis points than the year-ago quarter.

Noninterest income was $3.0 million for the fourth quarter of 2011 compared to $3.2 million for the fourth quarter of 2010, a decline of 5.9 percent. Noninterest expense was $8.10 million for the fourth quarter of 2011 compared with $9.15 million for the fourth quarter of 2010, a decline of 11.5 percent.

The provision for loan losses was $2.8 million in the fourth quarter of 2011, down $1.1 million from the 2010 fourth quarter, reflecting the lower level of nonperforming assets. Net charge-offs were $3.6 million for the fourth quarter of 2011 or 1.71 percent of average loans (annualized) compared to $5.0 million, or 2.48 percent annualized, in the fourth quarter of 2010.

Full year 2011 Review

LNB reported pre-provision core earnings* for the full year 2011 of $16.5 million, up $1.9 million or 13.0 percent from the $14.6 million of pre-provision core earnings reported for 2010.

Net interest income on a fully tax-equivalent basis (FTE) for 2011 was $39.8 million compared to $39.1 million for 2010, a 1.8 percent gain resulting primarily from the combined impact of a seven basis point improvement in the net interest margin (FTE) and a 0.8 percent decline in average earning assets. The net interest margin averaged 3.67 percent for 2011 compared to 3.60 percent in 2010.

Noninterest income for 2011 was $11.4 million compared to $13.78 million for 2010. However, noninterest income was favorably impacted in 2010 by a $2.2 million gain from the extinguishment of debt related to the Company’s exchange of trust preferred securities for common shares during the third quarter of 2010; excluding this one-time gain, noninterest income for 2011 declined by $152,000, or 1.3 percent.

Noninterest expense was $34.1 million for 2011, down 4.0 percent from the $35.6 million reported for 2010. “Expense management continues to be a major focus for LNB, as evidenced by our efficiency ratio which has improved from 70.2 percent for 2010 to 66.6 percent for 2011,” said Klimas.

Total assets at December 31, 2011 were $1.17 billion, substantially unchanged from year-end 2010. Portfolio loans grew $30.5 million to $843.1 million at December 31, 2011, an increase of 3.75 percent since year-end 2010. Total deposits at December 31, 2011 were $991.1 million compared with $978.5 million at 2010 year-end; noninterest-bearing demand deposits increased by $11.2 million, or 9.7 percent, during 2011.

The Company continues to aggressively manage credit quality. During 2011, nonperforming assets declined by $8.8 million, or 19.6 percent, to $36.2 million. At year-end 2011, nonperforming assets comprised 3.09 percent of total assets compared to $44.9 million, or 3.90 percent, of total assets at year-end 2010.

Net charge-offs were $9.4 million for 2011, or 1.14 percent of average loans, compared to $12.9 million in 2010, or 1.62 percent of average loans. “We have continued to make steady progress managing our problem loans. Being a community bank means working with our customers through difficult times and often leads to a longer workout process,” said Klimas.

The allowance for possible loan losses was $17.1 million at December 31, 2011, or 2.02 percent of total loans, compared to $16.1 million at December 31, 2010, or 1.99 percent of total loans. For the year 2011, the provision for loan losses was $10.35 million compared to the 2010 provision for loan losses of $10.22 million.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on the extinguishment of debt. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank, located in Hudson Ohio, serve customers through 20 retail-banking locations and 29 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc. and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: uncertain economic conditions, resulting in slow recoveries of business activity and consumer spending and a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, fund asset growth, new business transactions at a reasonable cost, in a timely manner, and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that may be promulgated under the Act); significant increases in competitive pressure in the banking and financial services industries; persisting volatility and limited credit availability in the financial markets, particularly if limitations on the Company's ability to raise funding to the extent required by banking regulators or otherwise; initiatives undertaken by the U.S. government do not have the intended effect on the financial markets; limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");limitations on the Company's ability to pay dividends; adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet; general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; changes occurring in business conditions and inflation; changes in technology; changes in trade, monetary, fiscal and tax policies; changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions; continued disruption in the housing markets and related conditions in the financial markets; and changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions, as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At December 31, 2011	At December 31, 2010
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$34,323	$17,370
Federal funds sold and interest-bearing deposits in banks	6,324	31,198
Cash and cash equivalents	40,647	48,568
Securities available for sale, at fair value	226,012	221,725
Restricted stock	5,741	5,741
Loans held for sale	3,448	5,105
Loans:
Portfolio loans	843,088	812,579
Allowance for loan losses	(17,063)	(16,136)
Net loans	826,025	796,443
Bank premises and equipment, net	8,968	9,645
Other real estate owned	1,687	3,119
Bank owned life insurance	17,868	17,146
Goodwill, net	21,582	21,582
Intangible assets, net	732	869
Accrued interest receivable	3,550	3,519
Other assets	12,162	19,075
Total Assets	$1,168,422	$1,152,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$126,713	$115,476
Savings, money market and interest-bearing demand	359,977	318,434
Certificates of deposit	504,390	544,616
Total deposits	991,080	978,526
Short-term borrowings	227	932
Federal Home Loan Bank advances	42,497	42,501
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,118	1,434
Accrued taxes, expenses and other liabilities	3,988	3,442
Total Liabilities	1,055,148	1,043,073
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at December 31, 2011 and December 31, 2010.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at December 31, 2011 and December 31, 2010.	25,223	25,223
Discount on Series B preferred stock	(101)	(116)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,210,443 at December 31, 2011 and 8,172,943 at December 31, 2010.	8,210	8,173
Additional paid-in capital	39,607	39,455
Retained earnings	44,080	40,668
Accumulated other comprehensive income	2,201	2,007
Treasury shares at cost, 328,194 shares at December 31, 2011 and at December 31, 2010	(6,092)	(6,092)
Total Shareholders' Equity	113,274	109,464
Total Liabilities and Shareholders' Equity	$1,168,422	$1,152,537

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,402	$10,738	$42,133	$42,850
Securities:
U.S. Government agencies and corporations	1,253	1,570	5,847	7,171
State and political subdivisions	265	250	1,035	987
Trading securities	-	-	-	49
Other debt and equity securities	67	67	277	269
Federal funds sold and short-term investments	19	16	57	46
Total interest income	12,006	12,641	49,349	51,372

Interest Expense
Deposits	1,836	2,430	8,367	10,709
Federal Home Loan Bank advances	263	319	1,053	1,272
Short-term borrowings	-	1	2	4
Junior subordinated debenture	175	131	686	779
Total interest expense	2,274	2,881	10,108	12,764
Net Interest Income	9,732	9,760	39,241	38,608
Provision for Loan Losses	2,808	3,931	10,353	10,225
Net interest income after provision for loan losses	6,924	5,829	28,888	28,383

Noninterest Income
Investment and trust services	359	386	1,610	1,797
Deposit service charges	1,064	1,068	4,079	4,247
Other service charges and fees	752	796	3,246	3,208
Income from bank owned life insurance	198	194	722	709
Other income	144	81	330	329
Total fees and other income	2,517	2,525	9,987	10,290
Securities gains, net	325	355	832	393
Gains on sale of loans	291	349	889	1,000
Loss on sale of other assets, net	(135)	(43)	(293)	(116)
Gain on extinguishment of debt	-	-	-	2,210
Total noninterest income	2,998	3,186	11,415	13,777

Noninterest Expense
Salaries and employee benefits	3,795	4,127	15,944	15,854
Furniture and equipment	789	834	3,088	3,550
Net occupancy	541	580	2,310	2,355
Professional fees	473	496	1,854	2,182
Marketing and public relations	241	237	1,002	1,065
Supplies, postage and freight	281	289	1,107	1,225
Telecommunications	180	179	727	802
Ohio Franchise tax	399	277	1,298	1,113
FDIC assessments	380	588	1,749	2,241
Other real estate owned	80	350	1,021	597
Electronic banking expenses	231	214	899	873
Loan and collection expense	278	509	1,364	1,715
Other expense	436	470	1,781	1,997
Total noninterest expense	8,104	9,150	34,144	35,569
Income (loss) before income tax expense	1,818	(135)	6,159	6,591
Income tax expense (benefit)	329	(196)	1,156	1,226
Net Income	$1,489	$61	$5,003	$5,365
Dividends and accretion on preferred stock	320	319	1,276	1,276
Net Income (Loss) Available to Common Shareholders	$1,169	$(258)	$3,727	$4,089

Net Income (Loss) Per Common Share
Basic	$0.15	$(0.03)	$0.47	$0.55
Diluted	0.15	(0.03)	0.47	0.55
Dividends declared	0.01	0.01	0.04	0.04
Average Common Shares Outstanding
Basic	7,882,249	7,838,228	7,880,249	7,511,173
Diluted	7,882,249	7,838,228	7,880,249	7,511,173

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
END OF PERIOD BALANCES	2011	2011	2010	2011	2010
Cash and Cash Equivalents	$40,647	$40,648	$48,568	$40,647	$48,568
Securities	226,012	232,358	221,725	226,012	221,725
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	3,448	4,069	5,105	3,448	5,105
Portfolio loans	843,088	837,492	812,579	843,088	812,579
Allowance for loan losses	17,063	17,845	16,136	17,063	16,136
Net loans	826,025	819,647	796,443	826,025	796,443
Other assets	66,549	67,820	74,955	66,549	74,955
Total assets	$1,168,422	$1,170,283	$1,152,537	$1,168,422	$1,152,537
Total deposits	991,080	989,279	978,526	991,080	978,526
Other borrowings	58,962	64,107	59,671	58,962	59,671
Other liabilities	5,106	4,199	4,876	5,106	4,876
Total liabilities	1,055,148	1,057,585	1,043,073	1,055,148	1,043,073
Total shareholders' equity	113,274	112,698	109,464	113,274	109,464
Total liabilities and shareholders' equity	$1,168,422	$1,170,283	$1,152,537	$1,168,422	$1,152,537

AVERAGE BALANCES
Assets:
Total assets	$1,168,340	$1,167,114	$1,160,122	$1,167,661	$1,156,720
Earning assets*	1,082,438	1,081,696	1,091,067	1,085,412	1,087,618
Securities	224,778	226,511	234,613	229,920	245,165
Portfolio loans	833,811	835,090	799,367	823,962	796,849
Liabilities and shareholders' equity:
Total deposits	$991,105	$990,189	$984,182	$991,523	$979,067
Interest bearing deposits	866,037	865,043	871,372	869,737	866,280
Interest bearing liabilities	925,530	925,041	932,047	929,461	930,205
Total shareholders' equity	112,925	112,678	110,697	111,809	107,809

INCOME STATEMENT
Total Interest Income	$12,006	$12,536	$12,641	$49,349	$51,372
Total Interest Expense	2,274	2,477	2,881	10,108	12,764
Net interest income	9,732	10,059	9,760	39,241	38,608
Provision for loan losses	2,808	2,100	3,931	10,353	10,225
Other income	2,517	2,487	2,525	9,987	10,290
Net gain on sale of assets	481	55	661	1,428	1,277
Gain on extinguishment of debt	-	-	-	-	2,210
Noninterest expense	8,104	8,329	9,150	34,144	35,569
Income (loss) before income taxes	1,818	2,172	(135)	6,159	6,591
Income tax expense (benefit)	329	500	(196)	1,156	1,226
Net income	1,489	1,672	61	5,003	5,365
Preferred stock dividend and accretion	320	319	319	1,276	1,276
Net income (loss) available to common shareholders	$1,169	$1,353	$(258)	$3,727	$4,089
Common cash dividend declared and paid	$79	$79	$78	$316	$304

Net interest income-FTE (1)	$9,877	$10,203	$9,886	$39,833	$39,112
Pre-provision core earnings	4,626	4,272	3,796	16,512	14,606

PER SHARE DATA
Basic net income per common share	$0.15	$0.17	$(0.03)	$0.47	$0.55
Diluted net income per common share	0.15	0.17	(0.03)	0.47	0.55
Cash dividends per common share	0.01	0.01	0.01	0.04	0.04
Book value per common shares outstanding	11.18	11.11	10.75	11.18	10.75
Tangible book value per common shares outstanding**	8.35	8.28	7.89	8.35	7.89
Period-end common share market value	4.70	3.75	4.97	4.70	4.97
Basic average common shares outstanding	7,882,249	7,882,439	7,838,228	7,880,249	7,511,173
Diluted average common shares outstanding	7,882,249	7,882,439	7,838,228	7,880,249	7,511,173
Common shares outstanding	7,882,249	7,882,249	7,844,749	7,882,249	7,844,749

KEY RATIOS
Return on average assets (2)	0.51%	0.57%	0.02%	0.43%	0.46%
Return on average common equity (2)	5.23%	5.89%	0.22%	4.47%	4.98%
Efficiency ratio	62.94%	65.35%	70.00%	66.63%	70.18%
Noninterest expense to average assets (2)	2.75%	2.83%	3.13%	2.92%	3.07%
Average equity to average assets	9.67%	9.65%	9.54%	9.58%	9.32%
Net interest margin (FTE) (1)	3.62%	3.74%	3.59%	3.67%	3.60%
Common stock dividend payout ratio	6.74%	5.83%	-30.38%	8.46%	7.28%
Common stock market capitalization	$37,047	$29,558	$38,988	$37,047	$38,988

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,845	$17,351	$17,197	$16,136	$18,792
Provision for loan losses	2,808	2,100	3,931	10,353	10,225
Charge-offs	3,747	1,751	5,128	10,109	13,627
Recoveries	157	145	135	683	745
Net charge-offs	3,590	1,606	4,993	9,426	12,882
Allowance for loan losses, end of period	$17,063	$17,845	$16,135	$17,063	$16,135

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.73%	5.66%	5.48%	5.73%	5.48%
Average equity to assets	9.67%	9.65%	9.54%	9.58%	9.32%
Average equity to loans	13.54%	13.49%	13.85%	13.57%	13.53%
Average loans to deposits	84.13%	84.34%	81.22%	83.10%	81.39%
Tier 1 leverage ratio	8.80%	8.71%	8.44%	8.80%	8.44%
Tier 1 risk-based capital ratio	11.39%	11.29%	11.04%	11.39%	11.04%
Total risk-based capital ratio	14.01%	13.94%	13.82%	14.01%	13.82%

Nonperforming Assets
Nonperforming loans	$34,471	$37,115	$41,830	$34,471	$41,830
Other real estate owned	1,687	2,116	3,119	1,687	3,119
Total nonperforming assets	$36,158	$39,231	$44,949	$36,158	$44,949

Ratios
Total nonperforming loans to total loans	4.09%	4.43%	5.15%	4.09%	5.15%
Total nonperforming assets to total assets	3.09%	3.35%	3.90%	3.09%	3.90%
Net charge-offs to average loans (2)	1.71%	0.76%	2.48%	1.14%	1.62%
Provision for loan losses to average loans (2)	1.34%	1.00%	1.95%	1.26%	1.28%
Allowance for loan losses to portfolio loans	2.02%	2.13%	1.99%	2.02%	1.99%
Allowance to nonperforming loans	49.50%	48.08%	38.58%	49.50%	38.58%
Allowance to nonperforming assets	47.19%	45.49%	35.90%	47.19%	35.90%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
* Earnings Assets includes Loans Held For Sale
** Non-GAAP measure.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Pre-provision Core Earnings*	$4,626	$3,796	$16,512	$14,606
Gain on extinguishment of debt	-	-	-	(2,210)
Provision for Loan Losses	2,808	3,931	10,353	10,225
Income (loss) before income tax expense	$1,818	$(135)	$6,159	$6,591

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.

Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on extinguishment of debt.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126